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Exhibit 4.6

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

STOCK PURCHASE WARRANT
To Purchase Shares of Series C Preferred Stock of
Metabasis Therapeutics, Inc.

        THIS CERTIFIES that, for value received,                        (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to December 31, 2007 (the "Termination Date"), but not thereafter, to subscribe for and purchase, from Metabasis Therapeutics, Inc., a Delaware corporation (the "Company"),                        shares of Series C Preferred Stock (the "Shares") at a purchase price of $0.01 per Share and an exercise price (the "Exercise Price") of $1.00 per Share.

        1.    Title to Warrant.    Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

        2.    Exercise of Warrant.    The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise form annexed hereto duly executed at the office of the Company in San Diego, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the Shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Preferred Stock so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares at the close of business on the date on which this Warrant shall have been exercised as aforesaid.

        3.    Right to Convert Warrant.    The registered holder hereof shall have the right to convert this Warrant, by the surrender of this Warrant and the Notice of Conversion form annexed hereto duly executed at the office of the Company in San Diego, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), in whole but not in part, at any time before the close of business on the Termination Date, into the Shares as provided for in this Section 3. Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A)	=	the Fair Market Value (as defined below) of one (1) Share on the date of conversion of this Warrant.
(B)	=	the Exercise Price for one (1) Share under this Warrant.
(X)	=	the number of Shares issuable upon exercise of this Warrant.

        If the above calculation results in a negative number, then no Shares shall be issued or issuable upon conversion of this Warrant.

        "Fair Market Value" of a Share shall mean:

  (a)
  if the conversion right is being exercised upon the occurrence of the Company's initial public offering, the initial public offering price per share (before deducting underwriting commissions and discounts and offering expenses) multiplied by the number of shares of Common Stock issuable upon conversion of one (1) Share issuable upon exercise of this Warrant;

  (b)
  if the conversion right is being exercised after, and not in connection with the Company's initial public offering, and:

              (i)  if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days before the day the current fair market value of the securities is being determined; or

             (ii)  if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending three (3) days before the day the current fair market value of the securities is being determined; and

  (c)
  in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

        Upon conversion of this Warrant, the registered holder hereof shall be entitled to receive a certificate for the number of Shares determined as aforesaid.

        4.    Issuance of Stock; No Fractional Shares or Scrip.    Certificates for the stock purchased hereunder or issuable upon conversion hereof shall be delivered to the holder hereof promptly after the date on which this Warrant shall have been exercised or converted as aforesaid. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company agrees that, if at the time of the surrender of this Warrant and exercise of the rights represented hereby, the holder hereof shall be entitled to exercise such rights, the Shares so issued shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted as aforesaid. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant. With respect to any fraction of a Share called for upon the exercise or conversion of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the holder of this Warrant.

        5.    Charges, Taxes and Expenses.    Issuance of certificates for the Shares upon the exercise or conversion of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise or conversion shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

        6.    No Rights as Shareholders.    This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise or conversion thereof.

        7.    Exchange and Registry of Warrant.    This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

        The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

        8.    Loss, Theft, Destruction or Mutilation of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        9.    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

        10.    Early Termination and Dilution.

        (a)    Qualified Initial Public Offering.    If at any time after the date hereof the Company proposes to consummate the sale of its Common Stock in a bona fide firm commitment underwriting pursuant to a registration statement on Form S-1 (or successor form) under the Securities Act of 1933, as amended, which results in gross offering proceeds to this corporation (before underwriting discounts, commissions and fees) of at least $25,000,000, the public offering price of which was not less than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) ("Qualified IPO"), then the Company shall give the Investor written notice of such impending transaction not later than thirty (30) days prior to the closing of the Qualified IPO. Such notice shall describe the material terms and conditions of the Qualified IPO, and the Company shall thereafter give the holder of this Warrant prompt notice of any material changes. If the Warrant has not been exercised or converted by the closing of the Qualified IPO it shall terminate.

        (b)    Reclassification, etc.    If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares issuable upon the exercise of this Warrant are subdivided or combined into a greater or smaller number of the Shares, the purchase price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of the Shares to be outstanding immediately after such event bears to the total number of the Shares outstanding immediately prior to such event.

        (c)    Cash Distributions.    No adjustment on account of dividends on the Shares issuable upon the exercise of this Warrant will be made to the purchase price under this Warrant.

        (d)    Authorized Shares.    The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant.

        (e)    Conversion Price Adjustments.    The rate at which the Shares are convertible into shares of Common Stock of the Company is subject to adjustment as set forth in the Company's Certificate of Incorporation, as amended. Any adjustment to the conversion rate of the Shares issuable upon the exercise of this Warrant effected prior to any exercise or conversion of this Warrant shall apply to any Shares thereafter issued pursuant to the terms hereof.

        11.    Restrictions on Transferability of Securities.

        (a)    Restrictions on Transferability.    This Warrant, the Shares issuable upon exercise of this Warrant, and the shares of Common Stock issuable upon conversion of the Shares (collectively the "Securities") shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Each holder of any of the Securities will cause any proposed purchaser, assignee, transferee, or pledgee of the Securities held by such holder to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 11.

        (b)    Restrictive Legend.    Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 11(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

        Each holder of Securities and each subsequent transferee (hereinafter collectively referred to as a "Holder") consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 11.

        (c)    Notice of Proposed Transfers.    Each Holder of a certificate representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 11(c). Prior to any proposed sale, assignment, transfer or pledge of any Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Securities by a Holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder's expense, by either (i) an opinion of counsel (who shall, and whose opinion shall be, addressed to the Company and reasonably satisfactory to the Company) to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 11(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

        (d)    Removal of Restrictions on Transfer of Securities.    Any legend referred to in Section 11(b) hereof stamped on a certificate evidencing the Securities and the stock transfer instructions and record notations with respect to the Securities shall be removed, and the Company shall issue a certificate without such legend to the Holder of the Securities if the Securities are registered under the Securities Act, or if such Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such Holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company, that such security can be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act.

        12.    Investment Representations of the Investor.    With respect to the acquisition of any of the Securities, the Investor hereby represents and warrants to the Company as follows:

        (a)    Experience.    The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

        (b)    Investment.    The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

        (c)    Rule 144.    The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. The Investor is aware of the provisions of Rules 144 and 144A promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

        (d)    No Public Market.    The Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Securities.

        (e)    Access to Data.    The Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction.

        13.    Notices.

        (a)    Notice of Public Offering.    If at any time prior to the exercise or conversion of this Warrant in full the Company shall determine to effect a registered public offering of its securities, then the Company will give the holder of this Warrant at least thirty (30) days prior written notice of the proposed effective date of the transaction.

        (b)    Notice of Record Date.    If at any time prior to the exercise or conversion of this Warrant in full the Company takes a record of the holders of the Company's stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company will give to the holder of this Warrant, at least thirty (30) days prior to the date specified therein, written notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        14.    Miscellaneous.

        (a)    Issue Date.    The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall be governed in all respects by the laws of the State of California.

        (b)    Waivers and Amendments.    With the written consent of the Company and the Investor, the obligations of the Company and the right of the Investor may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company and the Investor may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant.

        (c)    Notices.    All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office (by first class mail, postage prepaid) addressed as follows: (i) if to the Company, at the address of its principal office in the State of California, or at such other address as the Company shall have furnished me in writing, and (ii) if to the Investor, to                        .

        (d)    Survival.    The provisions of Section 11 hereof shall survive the exercise or conversion of this Warrant and shall remain in effect until such time as the Investor no longer holds Securities.

        (e)    Binding Effect on Successors.    This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of successors and assigns of the holder hereof.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: July 18, 2000	METABASIS THERAPEUTICS, INC.
	By:	/s/ PAUL LAIKIND
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO WARRANT]

NOTICE OF EXERCISE

  To:
  Metabasis Therapeutics, Inc.

        (1)   The undersigned hereby elects to purchase                        shares of Series C Preferred Stock of Metabasis Therapeutics,  Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

        (2)   Please issue a certificate of certificates representing said shares of Series C Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

        (3)   The undersigned represents that the aforesaid shares of Series C Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

NOTICE OF CONVERSION

  To:
  Metabasis Therapeutics, Inc.

        (1)   The undersigned hereby elects to convert the attached Warrant into such number of shares of Series C Preferred Stock of Metabasis Therapeutics, Inc. as is determined pursuant to Section 3 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

        (2)   Please issue a certificate of certificates representing said shares of Metabasis Therapeutics, Inc. Series C Preferred Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

        (3)   The undersigned represents that the aforesaid shares of Metabasis Therapeutics, Inc. Series C Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)
whose address is
(Please Print)

Dated:	, 20
Holder's Signature:
Holder's Address:

Signature Guaranteed:

        NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

METABASIS THERAPEUTICS, INC.
SERIES C PREFERRED STOCK FINANCING
JULY 18, 2001

SCHEDULE OF WARRANTHOLDERS

Purchaser Name and Address	Number of Shares of Series C Preferred Stock Subject to Warrant
MPM Bioventures II, L.P. Attn: Luke Evnin 601 Gateway Blvd., Suite 360 South San Francisco, CA 94080	203,418
MPM Bioventures II-QP, L.P. Attn: Luke Evnin 601 Gateway Blvd., Suite 360 South San Francisco, CA 94080	1,844,466
MPM Bioventures GMBH & Co. Parallel-Beteiligungs KG Attn: Luke Evnin 601 Gateway Blvd., Suite 360 South San Francisco, CA 94080	649,361
MPM Asset Management Investors 2000 B LLC Attn: Luke Evnin 601 Gateway Blvd., Suite 360 South San Francisco, CA 94080	42,466
InterWest Partners VII, L.P. 3000 Sand Hill Road Building 3, Suite 255 Menlo Park, CA 94025	1,634,065
InterWest Investors VII, L.P. 3000 Sand Hill Road Building 3, Suite 255 Menlo Park, CA 94025	78,253
GC&H Investments One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580	17,188

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STOCK PURCHASE WARRANT To Purchase Shares of Series C Preferred Stock of Metabasis Therapeutics, Inc.